EXHIBIT 10.9
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 23, 2005, by and between THE SPORTSMAN’S GUIDE, INC., a Minnesota corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 29, 2004, as amended from time to time (“Credit Agreement”).
     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
     1. Section 4.3 (c) is hereby deleted in its entirety, and the following substituted therefor:
     “(c) not later than 45 days after and as of the end of each month in which the aggregate outstanding amount under the Line of Credit exceed $10,000,00.00, a borrowing base certificate, and an inventory collateral report;”
     2. Section 4.3 (e) is hereby deleted in its entirety, and the following substituted therefor:
     “(e) An annual collateral audit will be required if aggregate outstanding amounts under the Line of Credit exceed $10,000,000.00 for a 90 day period. Borrower will be responsible for reimbursing the Bank for the cost of such collateral audit;”
     3. Section 4.9 (b) is hereby deleted in its entirety, and the following substituted therefor:
     “(b) Tangible Net Worth not at any time less than $10,000,000.00 commencing December 30, 2005, with such amount to increase by 50% of Borrower’s positive net income for each fiscal quarter thereafter, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets. The parties expressly acknowledge and agree that prepaid expenses, excluding, without limitation, prepaid advertising, shall not be deemed to be intangible assets.”
     4. Section 4.9 (c) is hereby deleted in its entirety, and the following substituted therefor:
     “(c) Total Liabilities divided by Tangible Net Worth not greater than 4.25 to 1.0 at December 31, 2005, not greater than 4.00 to 1.0 at March 31, 2006, not greater than 3.75 to 1.0 at June 30, 2006 and not at any time greater than 3.50 to 1.0 commencing September 30, 2006 and thereafter, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with “Tangible Net Worth” as defined above.”
     5. Section 5.8 is hereby deleted in its entirety, and the following substituted therefor:
     “SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding without the prior written consent of Bank. Notwithstanding the foregoing, Bank hereby expressly acknowledges and agrees that Borrower shall be permitted to continue to repurchase up to 10% of its common stock through May 31, 2007.”
     6. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
     7. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
THE SPORTSMAN’S GUIDE, INC.		NATIONAL ASSOCIATION

By:	/s/ Charles Lingen	By:	/s/ Thomas G. Skalitzky

Title:	Charles Lingen, Chief Financial Officer	Thomas G. Skalitzky, Relationship Manager